                                                                   EXHIBIT 23.14


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated May 13, 1999, on the financial statements of Valentine Electrical, Inc. included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated June 29, 1999, and to all references to our Firm included in this Registration Statement.



REZNICK FEDDER & SILVERMAN
Charlotte, North Carolina
November 12, 1999